Exhibit 99.1

PSQ Holdings Announces Third Quarter 2026 Financial Results and Reaffirms $32 Million Full-Year Revenue Outlook

•	Third Quarter Revenue Grows 67% to $7.3 million; Year-to-Date Revenue More Than Doubles to $22.6 million

•	GAAP Operating Loss Improves 66% to $3.3 million; Non-GAAP Operating Income of $0.3 million

•	Third Quarter Revenue Per Headcount Improves 243%; Year-to-Date improves 328%

•	Completes Sale of EveryLife, Concluding Exit from Consumer Brands

•	Material Weakness Remediated

BOZEMAN, MT, November 6, 2026 — PSQ Holdings, Inc. (NYSE: PSQH) (the “Company”), a payments and financial infrastructure company, today reported financial results for the third quarter 2026. With the sale of EveryLife completed, the Company has concluded its exit from consumer brands and now operates exclusively in payments and financial infrastructure.

“In July, I said the results are the argument and asked you to hold us to our numbers. The third quarter adds to that record,” said Dusty Wunderlich, Chairman and Chief Executive Officer of PSQ Holdings. “Revenue grew 67%, operating expenses fell by half, and we delivered our second consecutive quarter of positive non-GAAP operating income. Our operating loss and the cash we use in operations have improved every quarter this year, and cash used in operations fell to $1.7 million from $6.1 million a year ago. With EveryLife sold, our exit from consumer brands is complete, and every part of this company now moves money. We are reaffirming $32 million in revenue and positive non-GAAP operating income for 2026, and we continue to work toward positive monthly operating cash flow in 2027. We add nothing back until it earns its way in.”

THIRD QUARTER 2026 HIGHLIGHTS

•	Net revenue from continuing operations, which includes the financial technology (“fintech”) segment, for the three months ended September 30, 2026 was $7.3 million compared to $4.4 million for the three months ended September 30, 2025, a 67% increase compared to the prior year period.

•	Operating expense (defined as general and administrative, sales and marketing, and research and development expense) for the three months ended September 30, 2026 decreased $5.4 million or a decrease of 50% compared to the prior year period.

•	Operating loss for the three months ended September 30, 2026 was $3.3 million, an improvement of $6.4 million or 66% compared to $9.7 million for the three months ended September 30, 2025.

•	Net cash used in operating activities for the three months ended September 30, 2026 was $1.7 million, an improvement of $4.4 million or 72% compared to $6.1 million for the three months ended September 30, 2025.

•	Loss from discontinued operations, net of tax for the three months ended September 30, 2026 was $0.1 million compared to $1.9 million for the same period in 2025.

•	Net loss for the three months ended September 30, 2026 was $4.1 million, an improvement of $7.9 million, or 66%, compared to a net loss of $12.0 million for the three months ended September 30, 2025.

•	Loss per share for the three months ended September 30, 2026 improved to $1.00 compared to $3.90 for the three months ended September 30, 2025, a 74% improvement.

•	Revenue per headcount for the three months ended September 30, 2026 was $209,800 compared to $61,179 for the three months ended September 30, 2025, an improvement of 243%. Revenue per headcount is calculated as total revenue divided by full-time equivalent employees as of the last day of the period.

•	Non-GAAP operating income (a non-GAAP measure) for the three months ended September 30, 2026 was $0.3 million compared to non-GAAP operating loss of $2.2 million in the prior year period, an improvement of $2.5 million or 115%.

YEAR TO DATE 2026 HIGHLIGHTS

•	Net revenue from continuing operations, which includes the financial technology (“fintech”) segment, for the nine months ended September 30, 2026 was $22.6 million compared to $10.9 million for the nine months ended September 30, 2025, a 108% increase compared to the prior year period.

•	Operating expense (defined as general and administrative, sales and marketing, and research and development expense) for the nine months ended September 30, 2026 decreased $6.4 million or a decrease of 23% compared to the prior year period.

•	Operating loss for the nine months ended September 30, 2026 was $14.3 million, an improvement of $10.0 million or 41% compared to $24.2 million for the nine months ended September 30, 2025.

•	Net cash used in operating activities for the nine months ended September 30, 2026 was $8.2 million, an improvement of $9.2 million or 53% compared to $17.4 million for the nine months ended September 30, 2025.

•	Loss from discontinued operations, net of tax for the nine months ended September 30, 2026 was $0.5 million compared to $7.2 million for the same period in 2025.

•	Net loss for the nine months ended September 30, 2026 was $16.2 million, an improvement of $8.6 million, or 35%, compared to a net loss of $24.8 million for the nine months ended September 30, 2025.

•	Loss per share for the nine months ended September 30, 2026 decreased to $4.29 compared to $8.31 for the same period in 2025, a 48% improvement.

•	Revenue from continued operations per headcount for the nine months ended September 30, 2026 was $646,684 compared to $151,216 for the nine months ended September 30, 2025, an improvement of 328%.

•	Non-GAAP operating loss (a non-GAAP measure) for the nine months ended September 30, 2026 was $0.1 million compared to a non-GAAP operating loss of $7.8 million loss in the prior year period, an improvement of $7.7 million or 98%.

The definitions and reconciliations of non-GAAP operating income (loss) to GAAP operating loss are provided under the heading “Non-GAAP Financial Measures” at the end of this release.

MATERIAL WEAKNESS REMEDIATED

As previously disclosed, the Company reported a material weakness in its internal control over financial reporting, first identified as of September 30, 2023, related to presentation on the statements of cash flows. To remediate the material weakness, management expanded and enhanced its review process for complex transactions and added accounting professionals with the requisite experience. Following testing of the design and operating effectiveness of these controls, management concluded that the material weakness had been remediated as of September 30, 2026.

2026 OUTLOOK

The Company reaffirms its outlook for full-year 2026 net revenue from continuing operations of

$32 million and positive non-GAAP operating income for the full year. Through the first nine months of 2026, the Company generated net revenue from continuing operations of $22.6 million and a non-GAAP operating loss of $0.1 million, including positive non-GAAP operating income in both the second and third quarters.

The Company expects fourth-quarter 2026 revenue to benefit from seasonal demand, as hunting season and the holiday period typically increase consumer financing and payment volume across its core firearms and outdoor merchant verticals. The Company also anticipates fourth-quarter contributions from loan payment processing through its relationships with LendSuite, Dealer Cash and Roja, each announced during the third quarter, and expects these relationships to continue to build into 2027.

COMPLETION OF BRANDS SEGMENT DIVESTITURE

On November 5, 2026, the Company completed the sale of EveryLife, its direct-to-consumer diaper and baby products brand, to FreeHold Brands, LLC (“Buyer”), for gross proceeds of $5.5 million, including $1.0 million in cash and a $4.5 million seller note by Buyer, before transaction fees and customary adjustments. Please refer to our Current Report on Form 8-K filed on November 5, 2026 for more information.

The Company has reported EveryLife as discontinued operations since the third quarter of 2025, reflecting the Company's previously stated intention to divest non-core assets as it concentrates on its core payments and financial infrastructure businesses.

FINANCIAL REVIEW

Balance Sheet & Liquidity

•	As of September 30, 2026, the Company had $6.8 million of restricted cash and cash and cash equivalents, which included $1.2 million related to discontinued operations.

•	The Company had an outstanding principal balance of $6.8 million on its $10.0 million revolving line of credit as of September 30, 2026. The Company draws on this credit line to fund new consumer loan and lease originations, and repays it as those loans are collected or sold to third parties.

Discontinued Operations

•	Net revenues from discontinued operations, which includes the Brands and Marketplace business segments, for the quarter ended September 30, 2026 were $3.8 million compared to $3.9 million for the quarter ended September 30, 2025. Marketplace operations were completely discontinued as of June 30, 2026.

•	Net revenues from discontinued operations for the nine months ended September 30, 2026 were $11.3 million compared to $11.3 million for the nine months ended September 30, 2025.

Note: Beginning with the third quarter 2025 reporting period, both the Brands and Marketplace business segments are being shown as discontinued operations in the Company’s financial statements. Results from discontinued operations are provided within the financial tables at the end of this release.

Third Quarter 2026 Conference Call and Webcast

Management will host a teleconference and webcast to discuss its third quarter 2026 results today, November 6, 2026, at 9:00 a.m. EST. The conference call can be accessed live through a link on the PSQ Holdings Investor Relations website at investors.publicsquare.com. During the webcast, the Company will take both inbound questions received ahead of the call and questions from equity research analysts. Additionally, you can participate in the conference call by dialing (833) 461-5787 domestically or (585) 542-9983 internationally, and referencing meeting ID #689559803. Attendees should log in to the webcast or dial in approximately 15 minutes before the start time of the call.

About PSQ Holdings, Inc.

PSQ Holdings (NYSE: PSQH) is a payments and financial infrastructure company. We build and operate financial infrastructure in highly regulated environments for industries underserved by traditional financial institutions, including businesses, campaigns, and nonprofits that depend on reliable, compliant payment solutions. For more information, visit publicsquare.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSquare, anticipated product launches, our products and markets, future financial condition, expected future performance and market opportunities of PublicSquare. Forward-looking statements generally are identified by the words “anticipate,” “could,” “expect,” “future,” “intend,” “may,” “might,” “strategy,” “target,” “opportunity,” “plan,” “possible,” “potential,” “project,” “predict,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, and in this press release, include statements about our expected net revenue, non-GAAP operating income, revenue growth, operating expenses, anticipated growth, ability to achieve profitability, and our outlook; however, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our operations, (ii) changes in the competitive industries and markets in which PublicSquare operates, variations in performance across competitors, changes in laws and regulations affecting PublicSquare’s business and changes in the combined capital structure, (iii) the ability to implement business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (iv) risks related to PublicSquare’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones, (v) risks related to PublicSquare’s potential inability to achieve or maintain profitability and generate significant revenue, (vi) the ability to raise capital on reasonable terms as necessary to develop its products in the timeframe contemplated by PublicSquare’s business plan, (vii) the ability to execute PublicSquare’s anticipated business plans and strategy, (viii) the ability of PublicSquare to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSquare of the intellectual property rights of others, (ix) actual or potential loss of key influencers, media outlets and promoters of PublicSquare’s business or a loss of reputation of PublicSquare or reduced interest in the mission and values of PublicSquare and the segment of the consumer marketplace it intends to serve, (x) because the payment processing and credit agreements are terminable at will without notice, merchants that have signed agreements to use PublicSquare's payment processing services may terminate those services or otherwise fail to utilize the services at the expected volume, (xi) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur, (xii) the Company’s sale of its Brand segment, the anticipated use of proceeds, and the expected benefits of the transaction, and (xiii) risks associated with the Company’s ability to execute on its plans to reposition into a Fintech-forward business, including the Company’s pursuit of any money transmitter licenses. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in PublicSquare’s public filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and PublicSquare does not assume any obligation to, nor does it intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PublicSquare gives no assurance that PublicSquare will achieve its expectations.

Investors Contact:

investment@publicsq.com

Media Contact:

pr@publicsq.com

PSQ HOLDINGS, INC.

Condensed Consolidated Balance Sheets

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,836,995	$14,644,384
Restricted cash	1,710,054	1,119,580
Accounts receivable, net	1,721,867	1,630,987
Lease receivable, net	33,600	156,516
Loans held for investment, net of allowance for credit losses of $847,292 and $778,704 as of September 30, 2026 and December 31, 2025, respectively	7,088,683	6,148,072
Lease merchandise, net of accumulated depreciation of $319,232 and $938,959 as of September 30, 2026 and December 31, 2025, respectively	172,384	960,024
Interest receivable	293,294	250,450
Prepaid expenses and other current assets	2,204,822	2,450,321
Current assets held for sale	5,133,337	4,407,921
Total current assets	22,195,036	31,768,255
Loans held for investment, net of allowance for credit losses of $209,411 and $150,702 as of September 30, 2026 and December 31, 2025, respectively, non-current	1,751,990	1,189,832
Lease merchandise, net of accumulated depreciation of zero and $72,335 as of September 30, 2026 and December 31, 2025, respectively, non-current	—	329,463
Property and equipment, net	110,742	187,262
Intangible assets, net	11,617,454	14,573,323
Goodwill	10,930,978	10,930,978
Operating lease right-of-use assets	360,159	669,356
Deposits	29,939	29,939
Total assets	$46,996,298	$59,678,408

Liabilities and stockholders’ equity
Current liabilities:
Revolving line of credit	$6,826,285	$6,174,546
Accounts payable	5,223,288	5,351,651
Accrued expenses	827,589	1,205,386
Operating lease liabilities, current portion	297,307	323,842
Current liabilities held for sale	3,272,947	2,612,041
Total current liabilities	16,447,416	15,667,466
Convertible promissory notes, related party	20,000,000	20,000,000
Convertible promissory notes	8,449,500	8,449,500
Earn-out liabilities	11,000	540,000
Warrant liabilities	246,050	1,230,250
Operating lease liabilities	141,596	354,286
Total liabilities	45,295,562	46,241,502
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value; 50,000,000 authorized shares; no shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Class A Common Stock, $0.0001 par value; 500,000,000 authorized shares; 4,377,193 shares and 3,099,509 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively (1)	438	310
Class C Common Stock, $0.0001 par value; 40,000,000 authorized shares; zero and 3,213,678 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	321
Additional paid in capital (1)	174,421,004	169,948,371
Accumulated deficit	(172,720,706)	(156,512,096)
Total stockholders’ equity	1,700,736	13,436,906
Total liabilities and stockholders’ equity	$46,996,298	$59,678,408

(1) Results have been adjusted to reflect the reverse stock split of the Class A Common Stock at a ratio of 1-for-15 that became effective July 13, 2026.

PSQ HOLDINGS, INC.

Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues, net	$7,342,985	$4,404,861	$22,633,928	$10,887,521
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	3,501,484	1,451,234	10,100,063	3,128,208
General and administrative	3,182,090	8,144,403	15,377,922	20,133,393
Sales and marketing	1,631,702	1,564,449	4,103,863	4,643,237
Research and development	699,427	1,241,669	2,082,964	3,222,930
Depreciation and amortization	1,654,962	1,699,205	5,219,215	3,973,592
Total costs and expenses	10,669,665	14,100,960	36,884,027	35,101,360
Operating loss	(3,326,680)	(9,696,099)	(14,250,099)	(24,213,839)
Other (expense) income:
Other (expense) income, net	(15,122)	142,745	(129,243)	886,718
Changes in fair value of earn-out liabilities	10,000	25,000	529,000	485,000
Changes in fair value of warrant liabilities	268,950	343,000	984,200	7,839,500
Interest expense, net	(970,253)	(869,643)	(2,891,915)	(2,606,556)
Loss before income taxes from continuing operations	(4,033,105)	(10,054,997)	(15,758,057)	(17,609,177)
Income tax benefit	—	8,176	—	—
Loss from continuing operations	(4,033,105)	(10,046,821)	(15,758,057)	(17,609,177)
Loss from discontinued operations, net of tax	(99,477)	(1,936,067)	(450,553)	(7,187,036)
Net loss	$(4,132,582)	$(11,982,888)	$(16,208,610)	$(24,796,213)

Continuing operations loss per common share, basic and diluted (1)	$(0.98)	$(3.27)	$(4.17)	$(5.90)
Discontinued operations loss per common share, basic and diluted (1)	$(0.02)	(0.63)	$(0.12)	(2.41)
Net loss per common share, basic and diluted (1)	$(1.00)	$(3.90)	$(4.29)	$(8.31)
Weighted average shares outstanding, basic and diluted (1)	4,097,503	3,069,670	3,780,630	2,984,024

(1) Results have been adjusted to reflect the reverse stock split of the Class A Common Stock at a ratio of 1-for-15 that became effective July 13, 2026.

PSQ HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Nine Months Ended September 30,
	2026	2025
Cash flows from Operating Activities
Net loss	$(16,208,610)	$(24,796,213)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in fair value of warrant liabilities	(984,200)	(7,839,500)
Changes in fair value of earn-out liabilities	(529,000)	(485,000)
Share-based compensation	2,955,032	7,975,726
Impairment of right-of-use asset	73,737	—
Amortization of step-up in loans held for investment	—	169,607
Provision for credit losses on loans held for investment	849,967	616,842
Origination of loans and leases for resale	(37,917,229)	(20,534,393)
Proceeds from sale of loans and leases for resale	44,122,754	22,792,178
Gain on sale of loans and leases	(6,205,525)	(2,257,785)
(Recovery)/Impairment of lease merchandise	(83,711)	218,196
Loss on disposal of furniture	8,559	—
Depreciation and amortization	5,219,215	4,700,376
Non-cash operating lease expense	235,460	181,183
Changes in operating assets and liabilities:
Accounts receivable	(88,654)	13,151
Lease receivable	122,916	(172,444)
Interest receivable	(42,844)	101,728
Inventory	297,835	(55,683)
Prepaid expenses and other current assets	57,024	(201,005)
Deposits	28,243	(31,503)
Accounts payable	898,276	170,879
Accrued expenses	(518,760)	464,635
Deferred revenue	(224,770)	1,785,853
Operating lease liabilities	(239,225)	(185,799)
Net cash used in operating activities	(8,173,510)	(17,368,971)

Cash flows from Investing Activities
Disposals/(Additions) to lease merchandise, net of (additions) and disposals	539,336	(3,413,454)
Software development costs	(1,533,907)	(2,302,514)
Principal paydowns on loans held for investment	19,544,908	13,287,697
Disbursements for loans held for investment	(21,897,644)	(14,832,026)
Purchase of licenses	—	(455,000)
Net cash used in investing activities	(3,347,307)	(7,715,297)

Cash flows from Financing Activities
Proceeds from revolving line of credit	11,444,583	7,792,305
Repayments on revolving line of credit	(10,792,844)	(7,010,741)
Net proceeds from private equity transaction	1,268,909	—
Proceeds from issuance of common stock at-the-market offering	248,733	361,528
Cash paid for stock issuance costs	—	(312,059)
Other financing activities, net	(234)	—
Net cash provided by financing activities	2,169,147	831,033
Net decrease in cash, cash equivalents and restricted cash	(9,351,670)	(24,253,235)
Cash, cash equivalents and restricted cash, beginning of period	16,117,319	36,589,607
Cash, cash equivalents and restricted cash, end of the period	$6,765,649	$12,336,372
Cash and cash equivalents from continued operations	$3,836,995	$10,604,527
Restricted cash from continued operations	1,710,054	426,766
Cash and cash equivalents from discontinued operations	1,218,600	1,305,079
Total cash, cash equivalents and restricted cash, end of the period	$6,765,649	$12,336,372

Supplemental Cash Flow Information
Cash paid for interest for convertible notes and revolving line of credit	$2,891,915	$2,606,556
Supplemental disclosure of noncash investing and financing activities:
Issuance of common shares in connection with the asset acquisition	$—	$4,500,000
Earnout liability generated by asset acquisition	$—	$550,000
Operating lease right-of-use asset obtained in exchange for operating lease liability	$—	$652,410
Accrued variable compensation settled with RSU grants	$—	$597,397

Cash flows from discontinued operations are included in the above amounts.

Discontinued Operations

The following table summarizes the key components of the operating results of the discontinued operations within the Condensed Consolidated Statements of Operations for the three months ended September 30, 2026 and 2025:

	For the three months ended September 30, 2026		For the three months ended September 30, 2025
	Marketplace	Brands	Marketplace	Brands
Revenues, net	$—	$3,832,806	$192,005	$3,732,089
Cost of revenues (exclusive of depreciation and amortization shown below)	—	—	84,680	—
Cost of goods sold (exclusive of depreciation and amortization shown below)	—	2,730,560	—	2,578,920
Operating costs	—	1,147,237	1,200,717	1,888,285
Depreciation and amortization	—	—	95,884	11,675
Operating loss	—	(44,991)	(1,189,276)	(746,791)
Other expense, net	—	(54,486)	—	—
Income tax expense	—	—	—	—
Loss from discontinued operations, net of tax	$—	$(99,477)	$(1,189,276)	$(746,791)

The following table summarizes the key components of the operating results of the discontinued operations within the Condensed Consolidated Statements of Operations for the nine months ended September 30, 2026 and 2025:

	For the nine months ended September 30, 2026		For the nine months ended September 30, 2025
	Marketplace	Brands	Marketplace	Brands
Revenues, net	$90,284	$11,172,231	$939,650	$10,334,271
Cost of revenues (exclusive of depreciation and amortization shown below)	743	—	286,188	527
Cost of goods sold (exclusive of depreciation and amortization shown below)	1,344	7,869,987	11,951	6,871,532
Operating costs	44,653	3,607,851	4,194,431	6,346,913
Depreciation and amortization	—	—	645,059	81,725
Operating income/(loss)	43,544	(305,607)	(4,197,979)	(2,966,426)
Other expense, net	(15,000)	(173,490)	(22,631)	—
Income tax expense	—	—	—	—
Income/(Loss) from discontinued operations, net of tax	$28,544	$(479,097)	$(4,220,610)	$(2,966,426)

Assets and liabilities of segments classified as held for sale in the Condensed Consolidated Balance Sheets as of September 30, 2026 and December 31, 2025, consist of the following:

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$1,218,600	$353,355
Accounts receivable, net	70,146	72,372
Inventory	2,367,368	2,665,203
Prepaid expenses and other current assets	404,461	215,986
Intangible assets, net	1,072,762	1,072,762
Deposits	—	28,243
Total assets held for sale	$5,133,337	$4,407,921

Liabilities
Current liabilities:
Accounts payable	$1,881,529	$854,889
Accrued expenses	216,219	357,183
Deferred revenue	1,175,199	1,399,969
Total liabilities held for sale	$3,272,947	$2,612,041

The cash flows related to the discontinued operations have not been segregated and are included in the Condensed Consolidated Statements of Cash Flows. The following table presents cash flow for the discontinued segments.

	For the Nine Months Ended September 30,
	2026	2025
Net cash provided by/(used in) operating activities	$701,259	$(4,705,036)
Net cash used in investing activities	$—	$(347,596)

Non-GAAP Financial Measures

The non-GAAP financial measures below have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of our management team; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

For the periods presented, we define non-GAAP operating income/(loss) as GAAP operating loss, adjusted to exclude, as applicable, certain expenses as presented in the table below:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation:
GAAP operating loss	$(3,326,680)	$(9,696,099)	$(14,250,099)	$(24,213,839)
Non-GAAP adjustments:
Corporate costs not allocated to segments	(1,654,160)	(1,383,073)	(5,939,850)	(4,463,229)
Share-based compensation expense	(355,861)	(4,422,742)	(2,955,032)	(7,975,726)
Depreciation and amortization	(1,654,962)	(1,699,205)	(5,219,215)	(3,973,592)
Non-GAAP operating income/(loss)	$338,303	$(2,191,079)	$(136,002)	$(7,801,292)

	For the three months ended September 30,
	2026	2025
Revenue per headcount:	$209,800	$61,179

	For the nine months ended September 30,
	2026	2025
Revenue per headcount:	$646,684	$151,216